Exhibit 99.2

FOURTH QUARTER 2024

EARNINGS RESULTS

MARCH 5,2025

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This investor presentation includes “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “continues,” “feels,” “forecasts,” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” Statements may be forward looking even in the absence of these particular words.

Examples of forward-looking statements include, but are not limited to, statements regarding our financial position, business strategy, and other plans and objectives for our future operations, and generation of free cash flow. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. The forward-looking statements contained herein are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate.

We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to, a change in the relationship with any of our key suppliers, including access to premium products, volume discounts, cooperative advertising, markdown allowances, or the ability to cancel orders or return merchandise; inventory management; our ability to fund our planned capital investments; a recession, volatility in the financial markets, and other global economic factors, including inflation; difficulties in appropriately allocating capital and resources among our strategic opportunities; our ability to realize the expected benefits from acquisitions; business opportunities and expansion; investments; expenses; dividends; share repurchases; cash management; liquidity; cash flow from operations; our ability to access the credit markets at competitive terms; borrowing capacity under our credit facility; repatriation of cash to the United States; supply chain issues; labor shortages and wage pressures; consumer spending levels; licensed store arrangements; the effect of certain governmental assistance programs; the success of our marketing and sponsorship arrangements; expectations regarding increasing global taxes; the effect of increased government regulation, compliance, and changes in law; the effect of the adverse outcome of any material litigation or government investigation that affects us or our industry generally; the effects of weather; ESG risks, including, but not limited to climate change; increased competition; geopolitical events; the financial effect of accounting regulations and critical accounting policies; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors set forth in the section entitled “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent filings.

All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on forward-looking statements, which speak to our views only as of the date of this investor presentation. Additional risks and uncertainties that we do not presently know about or that we currently consider to be insignificant may also affect our business operations and financial performance.

Please refer to “Item 1A. Risk Factors” in the Annual Report and subsequent filings for a discussion of certain risks relating to our business and any investment in our securities. Given these risks and uncertainties, you should not rely on forward-looking statements as predictions of actual results. Any or all of the forward-looking statements contained in this investor presentation, or any other public statement made by us, including by our management, may turn out to be incorrect.

We are including this cautionary note to make applicable, and take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measures – Amounts used in this presentation are on a Non-GAAP basis, a reconciliation is included in the Appendix.

FOURTH QUARTER

FOURTH QUARTER 2024 HIGHLIGHTS

COMP SALES +2.6% Total sales -5.8% Lapping Last Year’s 53rd Week

Comp Detail Global FL/KFL +3.6% NA +3.6% EMEA +1.9% APAC -7.6%

Gross margin +300 bps Reduced Markdowns

SG&A rate -10 bps Cost Optimization Program and Expense Discipline

Controlled Inventory Levels Headed into 1Q25 1.1% Year-over-year

GAAP EPS $0.57 Non-GAAP EPS* $0.86

* GAAP and Non-GAAP EPS reflects continuing operations. A reconciliation to GAAP is provided in the Appendix

4Q GLOBAL COMP DETAIL

Footwear Up High-Single Digits Apparel Down Mid-teens Accessories Up High-Single Digits

Down Mid-Single Digits November Up Mid-Single Digits December Up Mid-Single Digits January

Monthly comp percentages include WSS and atmos, however information by family of business excludes those businesses.

4Q COMP DETAIL

Foot Locker +5.5% Champs Sports +1.8% Kids Foot Locker +4.0% WSS -3.3% NA +3.6%

EMEA +1.9% APAC -7.6% Foot Locker -7.2% atmos -8.7%

FOURTH QUARTER 2024 GROSS MARGIN AND SG&A RATE

GROSS MARGIN (% of sales) 26.6% Q4 2023 29.6% Q4 2024

Up 300 bps Vs. Last Year Key Drivers • Merchandise Margin Expanded 300 Bps led by Reduced Markdown Levels • Occupancy as a Percent of Sales Flat compared to the Prior Year

22.4% Q4 2023 22.3% Q4 2024

Down 10 bps Vs. Last Year Key Drivers • Cost Savings, Ongoing Expense Discipline, and Lower Incentive Compensation • Partially offset by Technology and Brand-Building Investments

2025
OUT-
LOOK

Metric	Full Year Guidance	Commentary
Total Sales	-1.0% to +0.5%	Includes ~1.0% expected foreign currency headwinds
Comp Sales	+1.0% to +2.5%	
Store Count	Down ~4%	
Square Footage	Down ~2%	
Licensing and Other Revenue	~$24 million	
Gross Margin	29.3% to 29.7%	Improving merchandise margin
SG&A Rate	24.3% to 24.5%	Modest leverage excluding incentive compensation normalization
D&A	$200 to $210 million	
EBIT Margin	2.6% to 3.1%	
Net Interest	~$12 million	
Non-GAAP Tax Rate	32.5% to 33.0%	
Non-GAAP EPS	$1.35 to $1.65	
Capital Expenditures	$270 million	Focusing on customer-facing investments
Adjusted Capital Expenditures *	$300 million	Includes $30 million in technology investments reflected in operating cash flows

*Adjusted Capital Expenditures includes Software-as-a-Service implementation costs that are amortized through operating expenses over their contract terms.

Foot Locker, Inc.

OUR LACE UP PLAN

We continue to make progress against our Lace-Up Pillars in Q4

Expand Sneaker Culture Increase our array of brands to expand sneaker culture EXCLUSIVES % OF sales 15% 2023 Q4 15% 2024 Q4 20% 2026 Target

Create Value for All Stakeholders Create lasting value for our communities, team members, and investors EBIT SAVINGS Cumulative $ From cost optimization $35M 2024 Q4 $100M 2024 $350M 2026 Target

Power Up Our Portfolio Elevate store footprint experience up to brand standard through remodels and Reimagined. Off-Mall % OF SQ FT (NA Only) 39% 2023 Q4 42% 2024 Q4 50% 2026 Target Brand Standard % OF SQ FT 44% 2024 Q4 65% 2026 Target

Deepen Our Relationship with Customers Drive deeper customer engagement, and utilize data to better serve our customers Loyalty Penetration (NA) 21% 2023 Q4 49% 2024 Q4 50% 2026 Target

Be Best-in-class Omni Make the customer journey more dynamic, personalized, and seamless Digital % OF Sales (ALL BANNER) 19.5% 2023 Q4 21.8% 2024 Q4 25% 2026 Target

Reimagining Retail with Reimagined Concept Stores


Foot Locker


THE HEART OF SNEAKERS
Foot Locker

The Reimagined Concept is the Go-Forward Store Expression for the Foot Locker Brand and is Anchored in Key Pillars:

- Customer-centric Design
- Elevated Brand Storytelling
- Immersive and Communal Experiences
- Enhanced Technology Tools
- Supportive Striper Experience

We ended 2024 with **eight** Reimagined locations across a variety of store sizes in North America, Europe, and Asia-Pacific.

We plan to open approximately **80** Reimagined doors in 2025, primarily through conversions or relocations of existing locations. Based upon 2025 performance relative to our hurdle rate, we would expect to maintain or accelerate the pace of rollout of the concept over the next few years.

Reimagined Financials


~$4 to ~$5 million
~20%
Year 1 Sales
Year 1 EBITDA Margin

Average store size: ~6,500 gross square feet
Average Capital Expenditure per Door: ~$1.0 to $1.2 million
Payback Period: ~2 years
Net Inventory: ~$0.53MM
Cash on Cash Returns [(1)]: ~50%

(1) Returns calculation on a pre-tax basis. Return metrics based on pro-forma deal structure; actuals may vary.

Foot Locker, Inc.

Optimizing Fleet with Extensive Refresh Program



Refresh Program Inspired by the Reimagined Concept and Anchored in:

- Elevated and consistent global experience
- Enhanced brand storytelling
- Ease of customer shopping experience.

We executed **407** refreshes in 2024 and are planning for **300** refreshes in 2025.

In combination with Reimagined doors, **we expect ~2/3 of our global** Foot Locker and Kids Foot Locker footage to be at **brand standard** by end of 2026.

Refresh Financials



+Low- to Mid- Single Digit Sales Productivity Lift
+Mid- Single Digit Merchandise Profit Dollar Lift
Annualized Year 1 Sales Productivity Lift Post-Refresh
Annualized Gross Profit Dollar Lift Post-Refresh

Average Capital Expenditure per Refresh: ~$150K
Payback period: ~2-3 years
Cash on Cash Returns[1]: ~35%-45%

(1) Returns calculation on a pre-tax basis

Foot Locker, Inc.

Enhanced FLX Rewards Program Resonating with Customers

~3.2 million New loyalty members in North America added in 4Q24 +295% increase in new members added YoY

~49% Of 4Q24 sales in North America were made by loyalty members Up ~28 points to last year

MISSION Foot Locker unlocks the “inner sneakerhead” in all of us

VISION To be known as the go-to destination for discovering and buying sneakers globally

Bring the best of sneaker culture to all Recruit the next generation Head-to-toe sport style Celebrate the Hispanic community Share and celebrate Japanese street and sneaker culture

Our Lace Up Plan

EXPAND SNEAKER CULTURE POWER UP OUR PORTFOLIO DEEPEN OUR RELATIONSHIP WITH CUSTOMERS BE BEST-IN-CLASS OMNI

CREATE VALUE FOR ALL STAKEHOLDERS (CUSTOMERS, BRAND PARTNERS, COMMUNITY, TEAM MEMBERS, & INVESTORS)

APPENDIX

GAAP to Non-GAAP Reconciliations

Fourth Quarter Year-to-Date

2024 2023 2024 2023

Pre-tax income:

Income (loss) from continuing operations before income taxes $ 77 $ (524) $ 51 $ (423)

Pre-tax adjustments excluded from GAAP:

Impairment and other (1) 36 21 97 80

Other expense / income (2) — 554 37 548

Adjusted income before income taxes (non-GAAP) $ 113 $ 51 $ 185 $ 205

After-tax income:

Net income (loss) $ 49 $ (389) $ 12 $ (330)

After-tax adjustments excluded from GAAP:

Impairment and other, net of income tax benefit of $9, $7, $22, and $18 million, respectively (1) 27 14 75 62

Other expense / income, net of income tax benefit of $-, $143, $-, and $142 million, respectively (2) — 411 37 406

Net loss from discontinued operations, net of income tax benefit of $2, $-, $2, and $- million, respectively (3) 6 — 6 —

Tax reserves benefit (4) — — — (4)

Adjusted net income (non-GAAP) $ 82 $ 36 $ 130 $ 134

GAAP to Non-GAAP Reconciliations (cont.)

	Fourth Quarter 2024	Fourth Quarter 2023	Year-to-Date 2024	Year-to-Date 2023
Earnings per share:				
Earnings (loss) per share	$ 0.51	$ (4.13)	$ 0.13	$ (3.51)
Diluted EPS amounts excluded from GAAP:				
Impairment and other [1]	0.29	0.15	0.80	0.66
Other expense / income [2]	—	4.36	0.38	4.31
Net loss from discontinued operations [3]	0.06	—	0.06	—
Tax reserves benefit / charge [4]	—	—	—	(0.04)
Adjusted diluted earnings per share (non-GAAP)	$ 0.86	$ 0.38	$ 1.37	$ 1.42

Notes on Non-GAAP Adjustments:

(1) Included in the fourth quarter of 2024 impairment and other caption were $19 million of reorganization costs primarily related to the announced closure and relocation of the Company's global headquarters and $10 million of impairment of long-lived assets and right-of-use assets accelerated tenancy charges related to the annual review of underperforming stores and the shutdown of the businesses operating in South Korea, Denmark, Norway, and Sweden. The Company will close all stores operating in those regions as it focuses on improving the overall results of its international operations. The fourth quarter also included charges related to legal and other matters totaling $7 million representing changes in estimates and loss accruals for various matters. The Company routinely monitors claims and records provisions for losses when claims become probable and the amount is estimable.

For fiscal year 2024, impairment and other included impairment charges of $32 million from a review of underperforming stores and accelerated tenancy charges on right-of-use assets primarily related to its decision to exit the underperforming operations and the closure and sublease of an unprofitable store in Europe. Additionally, the Company incurred $26 million of reorganization costs primarily related to the announced closure and relocation of the Company's global headquarters. During the third quarter, the Company recorded a $25 million write down of the atmos tradename following an impairment review. Additionally, the fiscal year reflected a charge of $14 million related to legal and other matters.

Fourth quarter 2023 impairment and other included $11 million of impairment of long-lived assets and right-of-use assets and accelerated tenancy charges. These were incurred as part of the Company's annual review of underperforming stores and the planned wind down of its U.S. atmos stores, partially offset by a net benefit from the settlement of lease obligations associated with Sidestep store closures. In addition, the Company recorded intangible asset impairment of $9 million on the atmos tradename and reorganization costs of $5 million. These charges were partially offset by a $4 million reduction in the fair value of the atmos contingent consideration liability.

For fiscal year 2023, impairment and other included impairment charges of $30 million from a review of underperforming stores and accelerated tenancy charges on right-of-use assets for closures of the Sidestep banner and certain Foot Locker Asia stores. Additionally, the Company incurred transformation consulting expense of $27 million and reorganization costs of $17 million primarily related to severance and the closures of the Sidestep banner, certain Foot Locker Asia stores, and a North American distribution center. The fiscal year also included the atmos intangible asset impairment of $9 million, partially offset by the $4 million reduction in the fair value of the atmos contingent consideration.

Foot Locker, Inc.

GAAP to Non-GAAP Reconciliations (cont.)

(2) For fiscal year 2024, other expense / income included a $35 million impairment charge related to a minority investment. The Company evaluates the minority investment for impairment whenever events or circumstances indicate that the carrying value of the investment may not be recoverable and that impairment is other than temporary. If an indication of impairment occurs, the Company evaluates recoverability of the carrying value based on the fair value of the minority investment. If an impairment is indicated, the Company adjusts the carrying values of the investment downward, if necessary, to their estimated fair values. Other expense / income also included $2 million of the Company's share of losses related to equity method investments. Other expense / income for the fourth quarter of 2023 consisted of a $478 million non-cash charge on minority investments and a $75 million charge related to the partial settlement of pension plan obligations. During the fourth quarter, as part of efforts to reduce pension plan obligations, the Company transferred approximately $109 million of its U.S. Qualified pension plan registered assets and liabilities to an insurance company through the purchase of a group annuity contract, under which an insurance company is required to directly pay and administer pension payments to certain pension plan participants, or their designated beneficiaries. In connection with this transaction, the Company recorded a non-cash pretax settlement charge of $75 million. This settlement charge accelerated the recognition of previously unrecognized losses in “Accumulated Other Comprehensive Loss.” Additionally, fiscal year 2023 also included a $3 million gain from the sale of a North American corporate office property, a $3 million gain from the sale of the Singapore and Malaysian Foot Locker businesses to a license partner, and $2 million of the Company's share of losses related to equity method investments.

(3) In the fourth quarter of 2024, the Company recorded a charge to discontinued operations of $8 million ($6 million after tax) related to a legal matter of a business it formerly operated.

(4) In the first quarter of 2023, the Company recorded a $4 million benefit related to income tax reserves due to a statute of limitations release.

The Company provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of the Company’s forward-looking guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

GAAP to Non-GAAP Reconciliations (cont.)

Free Cash Flow Reconciliation

In addition to net cash provided by operating activities, we use free cash flow as a useful measure of performance and as an indication of our financial strength and our ability to generate cash. We define free cash flow as net cash provided by operating activities less capital expenditures (which is classified as an investing activity). We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from underlying operations in a manner similar to the method used by management. Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The following table presents a reconciliation of net cash flow provided by operating activities, the most directly comparable U.S. GAAP financial measure, to free cash flow.

($ in millions) 2024 2023 2022

Net cash provided by operation activities $ 345 $ 91 $ 173
Capital expenditures (240) (242) (285)
Free cash flow $ 105 $ (151) $ (112)

The Company provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of the Company’s forward-looking guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.